UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31. 2009

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Commercial Street

Box 130

Atchison, Kansas 66002

 (Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under and Off –Balance Sheet Arrangement of a Registrant.

On March 31, 2009, we borrowed $1.5 million from Union State Bank – Bank of Atchison.  The loan bears interest, payable semi-annually commencing on September 30, 2009, at a variable rate (which adjusts quarterly commencing on June 30, 2009) equal to 6% plus the weekly average yield on US Treasury securities adjusted to a constant maturity of three years. The current interest rate on borrowings under the loan agreement is 7.25%.   Principal installments of $150,000 are payable on March 31, 2011, March 31, 2012 and March 31, 2013, and the balance of the loan is payable on March 31, 2014.  The loan is secured by a mortgage and security interest on our Onaga, Kansas plant and equipment and our Atchison flour mill plant and equipment.  The lenders under our Credit Agreement and Union State Bank have entered an intercreditor agreement whereby the lenders under the Credit Agreement generally have agreed to subordinate their lien in these assets to the lien of Union State Bank.  Under the intercreditor agreement, we have agreed that an event of default or demand for payment in full to any of the lenders will be deemed to be an event of default under the loan documents of each of the other lenders. In addition to payment defaults and covenant defaults which are not cured within 5 days, events of default under the Union State Bank loan agreement include mergers or sales of a substantial part of our property or if the bank determines in good faith that a material adverse change has occurred in our financial condition or that the prospect for our performance of our loan obligations is impaired.

Our CEO, Mr. Newkirk, is a director of Union State Bank.

Item 8.01. Other Events

As previously disclosed in our Form 8-K dated March 26, 2009,  BMO Capital Markets Corp. is helping us review our strategic options, including the sale of our Pekin plant.  On March 31, 2009, we executed a definitive, written agreement with them to act as our exclusive financial advisor in connection with our review of the sale or other disposition of our Pekin plant and other strategic options.

There can be no assurance that this will result in any specific transaction or as to the timing or terms of any such transaction.  We do not expect to disclose further developments regarding our review until it has been terminated or the Board has approved a specific transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: April 2, 2009	By :	/s/ Timothy W. Newkirk
President and Chief Executive Officer